UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

MENTOR GRAPHICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

to be held at

Corporate Headquarters

8005 SW Boeckman Road

Wilsonville, Oregon

on November 29, 2006, at 5 p.m.

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Wednesday, November 29, 2006. The attached Notice of Special Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

Please note that the only item on the agenda for this meeting will be voting on the amendments to the Company’s 1982 Stock Option Plan described in more detail elsewhere in the accompanying Proxy Statement. Other than matters directly relating to this proposal, management will be making no presentations at the special meeting. We anticipate the meeting will take no longer than ten minutes. If you decide to attend this special meeting and vote in person, you will of course have that opportunity.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is important to establish a quorum and your vote is important.

We greatly appreciate your continued interest in Mentor Graphics Corporation.

Sincerely,

Walden C. Rhines

Chairman of the Board and Chief Executive Officer

MENTOR GRAPHICS CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

November 29, 2006

To the Shareholders of Mentor Graphics Corporation:

A Special Meeting of Shareholders of Mentor Graphics Corporation (the “Company”), an Oregon corporation, will be held on Wednesday, November 29, 2006 at 5:00 p.m., Pacific Time, at the Company’s offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 (“Special Meeting”), for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To amend the Company’s 1982 Stock Option Plan to (a) increase the number of shares reserved for issuance under the plan and (b) provide for a limited number of full-value awards available under the plan.

2.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The above items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on October 2, 2006 are entitled to notice of and to vote at the Special Meeting.

Sincerely,

Dean Freed

Vice President, General Counsel and Secretary

Wilsonville, Oregon

October 30, 2006

THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mailed to Shareholders on

or about October 30, 2006

MENTOR GRAPHICS CORPORATION

8005 S.W. Boeckman Road

Wilsonville, Oregon 97070-7777

PROXY STATEMENT

Mentor Graphics Corporation (“Mentor Graphics” or “Company”) is soliciting the enclosed proxy for use at a Special Meeting of Shareholders to be held Wednesday, November 29, 2006 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Special Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Special Meeting at an estimated cost of $9,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mail, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

The mailing address of the Company’s principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

Procedural Matters

Shareholders of record at the close of business on October 2, 2006 are entitled to notice of and to vote at the meeting. At the record date, 82,236,612 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Special Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see “Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management.”

Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Special Meeting in accordance with the instructions given.

APPROVAL OF AMENDMENTS TO 1982 STOCK OPTION PLAN (PROPOSAL NO. 1)

Mentor Graphics’ 1982 Stock Option Plan (“1982 Plan”) was adopted by the Board of Directors and the shareholders in 1982, and most recently amended by the Board of Directors and shareholders in 2004. The purposes of the 1982 Plan are to enhance the Company’s ability to attract and retain key employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

Amendment to Increase Number of Shares Available Under the Plan

An aggregate of 27,670,000 shares are currently reserved for issuance under the 1982 Plan. As of September 30, 2006, only 2,229,002 shares of Common Stock were available for future grants under the 1982 Plan. An additional 1,191,563 shares of Common Stock were available for future option grants to employees under the Company’s other employee stock option plans. Grants of stock options to employees, net of option expirations and forfeitures, totaled 1,353,500 shares in 2004, 1,161,278 shares in 2005, and 1,409,326 shares in the first nine months of 2006. This includes options for a total of 1,917,114 shares granted on September 28, 2006 pursuant to the Company’s annual option grant program, including options for 690,938 shares granted to twelve executive officers. The Board of Directors believes that additional shares must be reserved for use under the 1982 Plan to enable the Company to attract and retain key employees through the granting of options under the plan. Accordingly, in September 2006, the Board of Directors approved an amendment to the 1982 Plan, subject to shareholder approval, to reserve an additional 5,000,000 shares for issuance under the plan.

Amendment to Provide for Full-Value Awards Under the Plan

Competition in the Electronic Design Automation industry is intense. The Company competes actively with two large companies and a number of smaller companies for market share and for highly qualified and competent employees. The complex nature of industry technology and the limited pool of potential employees, especially technical employees, requires the Company to offer a robust equity program to attract and retain these individuals. Restricted stock, restricted-stock units, and performance-based awards are significant equity incentives offered by our main competitors. The Company’s 1986 Stock Plan currently permits issuance of restricted stock and restricted stock units, but the pool of shares under that plan is limited and the Company does not use that plan for grants to executive officers. Moreover, the 1986 Stock Plan does not provide for awards that qualify as “performance-based compensation” that is eligible for full deductibility despite the deduction limit under Section 162(m) of the Internal Revenue Code of 1986. See “Tax Consequences.” The Board of Directors believes that the Company should have increased flexibility to offer full-value awards, and, as appropriate, fully deductible awards, as necessary to respond to competition for the attraction and retention of key employees. Accordingly, the Board of Directors has also approved amendments to the 1982 Plan, subject to shareholder approval, to provide for the grant of restricted stock, restricted stock units and performance-based awards under the plan.

Effect of Approval of Amendment of the Plan

Approval of the amended 1982 Plan by the shareholders would increase the number of shares available for (i) options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, and (v) performance-based awards by 5,000,000 shares. The Company has no plans, proposals or arrangements to grant any officer or other employee a currently determined number of options or full-value awards from the proposed additional shares. The Company also has no commitments to grant options or full-value awards from the proposed additional shares based on achievement of objectives or any other formula. In addition, shareholder approval of this proposal will constitute reapproval of the per-employee limit on grants of options under the 1982 Plan of 500,000 shares annually. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See “Tax Consequences.” A copy of the 1982 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

Terms of Restricted Stock and Restricted Stock Unit Awards

Restricted stock is Common Stock issued to an employee subject to forfeiture or repurchase at original cost if vesting conditions are not satisfied. Restricted stock units represent a right to receive a fixed number of shares of Common Stock in the future once vesting conditions are satisfied. Each award is subject to vesting requirements and other limitations, including restrictions or conditions that may delay the delivery of stock subject to the award after vesting. The awards vest according to the schedule contained in the award agreement as determined by the Compensation Committee of the Board of Directors. Restricted stock and restricted stock units that have not vested at the time a recipient terminates employment with the Company are forfeited. The Compensation Committee may grant restricted stock and restricted stock units in consideration for any form of legal consideration acceptable to the Committee.

Terms of Performance-based Awards

The Compensation Committee may grant performance-based awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Compensation Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, bookings, operating income, operating expenses, cash flows, increases in market share or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied. No participant may be granted in any fiscal year performance-based awards denominated in Common Stock under which the aggregate amount payable under the awards exceeds the equivalent of 50,000 shares or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $1,000,000. The payment of a performance-based award in cash will not reduce the number of shares reserved under the 1982 Plan.

Description of the 1982 Plan

The essential features of the 1982 Plan, prior to the proposed amendments, are outlined below.

General

The 1982 Plan provides for grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options (“NQSOs”). See “Tax Consequences” below for information concerning the tax treatment of ISOs and NQSOs. The plan permits stock appreciation rights (“SARs”) to be granted in tandem with or independent of ISOs and NQSOs.

Administration

The Compensation Committee of the Board of Directors administers the 1982 Plan. The Compensation Committee has full authority to determine key employees to whom options and SARs will be granted, the exercise prices, the number of shares covered by each grant and all other terms and conditions of the grants. The Option Approval Committee, consisting of director Gregory K. Hinckley, has limited authority to grant new hire and promotional options to persons who are not executive officers.

Grant of Options

The option price of ISOs cannot be less than the fair market value of the Common Stock on the date the option is granted. The 1982 Plan provides that the option price of NQSOs cannot be less than 50% of the fair market value. On September 30, 2006, the closing price of Common Stock on the Nasdaq National Market was $13.94 per share. No employee may be granted options or stock appreciation rights under the plan for more than an aggregate of 500,000 shares in any calendar year. In addition, no employee may be granted ISOs under the 1982 Plan such that the fair market value of stock (determined on the grant date) subject to ISOs that first become exercisable in any year exceeds $100,000. Options may be granted under the 1982 Plan in exchange for outstanding options.

Exercise of Options

At the date of exercise, the optionee may pay the full option price in cash or in shares of Company stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future grants are reduced by the number of shares with respect to which the option is exercised.

Options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 30 days after either the date of termination of employment or another date set by the Company, or within one year after the death or disability of the holder. Unless otherwise approved by the Committee, options are not transferable except upon the death of the optionee or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. The Committee has approved the transfer by executive officers of NQSOs as gifts to family members and related entities. Terminated or expired options become available for future grants.

Options are generally not exercisable until one year from the date of grant or from the commencement of employment. Options typically become exercisable over a period of time, generally set at four years, in accordance with the terms of option agreements entered into at the time of grant.

Stock Appreciation Rights

The Committee determines the terms and conditions of SARs granted under the 1982 Plan, including the schedule under which SARs vest and become exercisable. SARs granted with an option may be exercised only to the extent the related option could be exercised. SARs entitle the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of the Company’s Common Stock on the exercise date over the SAR exercise price. Payment may be made in cash, shares or any combination thereof. No SARs have been granted under the 1982 Plan.

Change In Control Provision

The 1982 Plan authorizes the Compensation Committee to accelerate the vesting of all outstanding options and SARs upon a change in control of the Company. A “change in control” is defined to include the following events, unless otherwise determined by the Compensation Committee prior to the occurrence of the event: the acquisition by any person of 20% or more of the Company’s Common Stock, the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors, or the approval by the Company’s shareholders of a merger, consolidation, share exchange, sale of substantially all of the Company’s assets or plan of liquidation.

Duration

Options and SARs may be granted for varying periods not to exceed approximately ten years from the date of grant. The 1982 Plan will be in effect until all shares available for the plan have been issued. The Board of Directors may terminate the plan at any time, but termination will not affect options or SARs already outstanding.

Tax Consequences

Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the ISO. However, the amount by which the market value of shares issued upon exercise of an ISO exceeds the option price is included in the option holder’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the optioned shares within two years following the date of grant and within one year following the date of exercise, then any gain upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an employee disposes of shares acquired upon exercise of an ISO before expiration of either the one-year or the two-year holding period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

No income is realized by the grantee of an NQSO until the option is exercised, provided the exercise price of the option is not less than the market value of the underlying stock on the date of grant. At the time of exercise of the NQSO, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income and employment taxes on such income if the optionee is an employee. Upon sale of shares acquired upon exercise of an NQSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period.

If an NQSO has an exercise price that is less than the market value of the stock on the date of grant, pursuant to Section 409A of the Internal Revenue Code of 1986 the optionee generally will realize ordinary income when the option vests. The Company will be required to withhold income and employment taxes on such income if the optionee is an employee. In addition, the optionee generally will be subject to a 20% penalty tax on the amount of such income. The Internal Revenue Service has not yet provided guidance regarding the calculation of the amount includible in income upon vesting of discounted options.

On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will generally be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options may be granted. Approval of this Proposal No. 1 will constitute reapproval of the per-employee limit under the 1982 Plan previously approved by the shareholders. Other requirements are that options be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if shareholders approve this proposal, compensation received on the exercise of options granted under the 1982 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Internal Revenue Code if the performance-based award and the plan meet certain requirements. One of these requirements is that shareholders approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 10 of the proposed amended 1982 Plan. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the 1982 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Vote Required For Approval

The affirmative vote of the holders of at least a majority of the Common Stock present at the Special Meeting in person or by proxy and entitled to vote on the matter is required for adoption of Proposal No. 1. Abstentions will therefore have the same effect as “no” votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting but are not counted and have no effect on the results of the vote on this proposal. All valid proxies will be voted FOR Proposal No. 1 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED THIS PROPOSAL. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table shows beneficial ownership of the Company’s Common Stock as of August 31, 2006 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by each director of the Company, by the executive officers named in the “Summary Compensation Table,” and by all current directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, FL 34108	10,120,960	(3)	12.3

Citadel Investment Group L.L.C. 131 South Dearborn Street, 32nd Floor Chicago, IL 60603	7,148,330	(4)(5)	8.7

Harris Associates LP Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	4,544,618	(2)(7)	5.5

Capital Research and Management Company 333 South Hope St. Los Angeles, CA 90071-1406	4,155,000	(2)(6)	5.1

Name of Director or Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent

Walden C. Rhines	1,919,603	(8)	2.3

Gregory K. Hinckley	1,090,621	(9)	1.3

Sir Peter L. Bonfield	40,714	(10)	*

Marsha B. Congdon	69,253	(11)	*

James R. Fiebiger	95,201	(12)	*

Kevin C. McDonough	75,041	(13)	*

Patrick B. McManus	26,700	(14)	*

Fontaine K. Richardson	87,000	(15)	*

L. Don Maulsby	233,991	(16)	*

Walter H. Potts	255,263	(17)	*

Joseph D. Sawicki	105,303	(18)	*

All directors and executive officers as a group (18 persons)	5,194,177	(19)	6.0

*	Less than 1%

(1)	Except as otherwise noted, the entities listed in the table have sole voting and dispositive power with respect to the common stock owned by them.

(2)	Information provided as of June 30, 2006 in a Schedule 13F filed by the shareholder.

(3)

Information provided as of December 31, 2005, in a Schedule 13G filed by the shareholder, Private Capital Management reported it has shared voting and dispositive power with respect to 9,895,960 shares. Of the

10,120,960 beneficially owned shares, Bruce S. Sherman, the Chief Executive Officer of Private Capital Management, reported that he has sole voting and dispositive power with respect to 100,000 shares, and shared voting and dispositive power with respect to 9,895,960 shares. Of the 10,120,960 beneficially owned shares, Gregg J. Powers, President of Private Capital Management, reported that he has sole voting and dispositive power with respect to 125,000 shares, and shared voting and dispositive power with respect to 9,895,960 shares.

(4)	Information provided as of February 8, 2006 in a Schedule 13D filed by the shareholder.

(5)	Citadel Investment Group, L.L.C. reported it has shared voting power and shared dispositive power with respect to 7,148,330 shares.

(6)	Capital Research and Management Company (“CRMC”) reported it has sole voting power and sole dispositive power with respect to 4,155,000 shares.

(7)	Harris Associates LP reported it has sole dispositive power with respect to 4,544,618 shares and shared voting power with respect to 4,524,618 shares.

(8)	Includes 1,650,147 shares subject to options exercisable within 60 days of August 31, 2006.

(9)	Includes 971,570 shares subject to options exercisable within 60 days of August 31, 2006.

(10)	Includes 40,714 shares subject to options exercisable within 60 days of August 31, 2006.

(11)	Includes 66,000 shares subject to options exercisable within 60 days of August 31, 2006.

(12)	Includes 76,000 shares subject to options exercisable within 60 days of August 31, 2006.

(13)	Includes 71,041 shares subject to options exercisable within 60 days of August 31, 2006.

(14)	Includes 25,200 shares subject to options exercisable within 60 days of August 31, 2006.

(15)	Includes 77,000 shares subject to options exercisable within 60 days of August 31, 2006.

(16)	Includes 222,855 shares subject to options exercisable within 60 days of August 31, 2006.

(17)	Includes 231,878 shares subject to options exercisable within 60 days of August 31, 2006.

(18)	Includes 89,051 shares subject to options exercisable within 60 days of August 31, 2006.

(19)	Includes 4,619,726 shares subject to options exercisable within 60 days of August 31, 2006.

INFORMATION REGARDING EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2005 (“Named Executive Officers”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Securities Underlying Options/SARs(#)	All Other Compensation($)(1)
Walden C. Rhines Chairman of the Board and Chief Executive Officer	2005 2004 2003	595,298 580,750 562,500	0 0 1,044,119		200,000 150,000 200,000	6,300 6,150 6,000

Gregory K. Hinckley President	2005 2004 2003	486,591 474,700 447,500	0 0 753,230		170,000 127,500 170,000	6,300 6,150 6,000

Walter H. Potts Vice President and General Manager, Systems Design Division	2005 2004 2003	363,234 354,375 340,878	106,802 199,881 143,947	(2)	56,875 47,500 45,000	6,300 6,150 6,000

L. Don Maulsby Senior Vice President, World Trade	2005 2004 2003	351,390 334,750 315,041	100,000 50,000 493,135		66,875 47,500 67,500	6,300 6,150 6,000

Joseph D. Sawicki Vice President and General Manager, Design-to-Silicon Division	2005 2004 2003	218,360 205,999 192,500	169,379 137,485 348,779	(3)	65,625 20,625 27,500	6,300 6,150 6,000

(1)	Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company’s U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code of 1986. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

(2)	Amount shown includes $85,056 of additional bonus payments earned during 2004, but calculated and paid after the mailing of the Proxy Statement for the Company’s 2005 Annual Meeting of Shareholders.

(3)	Amount shown includes $25,843 of additional bonus payments earned during 2004, but calculated and paid after the mailing of the Proxy Statement for the Company’s 2005 Annual Meeting of Shareholders.

Options Granted in Last Fiscal Year

The following table provides information on options granted for the last fiscal year to the Named Executive Officers.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	# of Securities Underlying Options Granted(2)	Vesting Reference Date	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

Name						5%($)	10%($)
Walden C. Rhines	200,000	09/26/05	8.6	8.41	09/26/15	1,057,801	2,680,675
Gregory K. Hinckley	170,000	09/26/05	7.3	8.41	09/26/15	899,131	2,278,574
L. Don Maulsby	66,875	09/26/05	2.9	8.41	09/26/15	353,702	896,351
Walter H. Potts	56,875	09/26/05	2.5	8.41	09/26/15	300,812	762,317
Joseph D. Sawicki	65,625	09/26/05	2.8	8.41	09/26/15	347,091	879,596

(1)	The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

(2)	On the first anniversary of the Vesting Reference Date, 25% of the options are exercisable. At the end of each one-month period thereafter, 1/48th of the total options granted become exercisable such that each option is fully exercisable four years after the Vesting Reference Date. All options become fully exercisable upon a “change in control” of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a “change in control” generally includes the following events: the acquisition by any person of 20% or more of the Company’s Common Stock, the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors and the approval by the Company’s shareholders of a merger, share exchange, sale of substantially all of the Company’s assets or plan of liquidation. All executive officer options are transferable by gift to certain family members or related entities.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on options exercised during the last fiscal year by the Named Executive Officers and the value of such officers’ unexercised options as of December 31, 2005.

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Walden C. Rhines	0	0	1,773,179	347,543	1,977,272	508,850
Gregory K. Hinckley	0	0	1,096,001	297,387	608,850	433,400
L. Don Maulsby	0	0	182,774	122,540	159,004	168,559
Walter H. Potts	0	0	196,911	109,965	139,697	136,094
Joseph D. Sawicki	0	0	61,863	93,237	57,991	134,551

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	7,542,283	12.82	6,708,305
Equity compensation plans not approved by security holders(2)(3)	12,204,468	14.53	864,968
Total	19,746,751	13.99	7,573,273

(1)	As of December 31, 2005, includes 6,749,717 options outstanding and 4,007,153 shares available for future issuance under the Company’s 1982 Stock Option Plan, 243,632 options outstanding and 14,399 shares available for future issuance under the Company’s Nonqualified Stock Option Plan, and 548,934 options outstanding and 99,571 shares available for future issuance under the Company’s 1987 Non-Employee Directors’ Stock Option Plan, as well as 2,587,182 shares available for future issuance under the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan.

(2)	All options for shares outstanding and shares available for future issuance shown here are under the Company’s 1986 Stock Plan. The 1986 Stock Plan provides for the issuance of Common Stock to officers, employees and consultants of the Company either by sale, as bonuses or pursuant to nonqualified stock options at prices and on terms determined by the Compensation Committee. The Company generally grants options under the 1986 Stock Plan only to persons who are not executive officers of the Company and only at exercise prices not less than the current market price at the time of grant.

(3)	In connection with the acquisitions in 2002 of IKOS Systems, Inc. and Innoveda, Inc., the Company assumed employee stock options. Of those assumed options, options for a total of 701,355 shares then-existing with an average exercise price of $13.96 per share remained outstanding at December 31, 2005. These assumed options are not included in the above table.

Executive Severance Agreements

The Board of Directors has approved the Company’s entry into severance agreements with certain employees of the Company, including current officers. These agreements generally provide for the payment of an amount equal to either 1.5 or three times the sum of the employee’s annual salary and target bonus upon termination of employment by the Company without cause or by the employee for “good reason,” as defined in the severance agreement, if such termination occurs within either one year or two years following a change of control of the Company. These agreements also generally provide for accelerated vesting of all options and either eighteen-month or two-year continuation of various employee benefits including life, disability and health insurance benefits and relocation and outplacement benefits. Payments to the employee are capped as necessary to prevent any portion of the payments from being subject to the excise tax on “parachute payments” but only if the effect would be to increase the employee’s after-tax net benefit.

Compensation of Directors

Directors who are not employees of the Company are paid an annual fee of $30,000 and are reimbursed for expenses incurred in attending Board meetings and Board committee meetings. Members of the Audit Committee are paid an additional $10,000 per year, except for the Audit Committee Chair who is paid an additional $20,000 per year.

1987 Non-Employee Directors’ Stock Option Plan

The 1987 Non-Employee Directors’ Stock Option Plan (“1987 Plan”) was adopted in 1987 and most recently amended earlier in 2006 by the Board of Directors and the shareholders. An aggregate of 1,500,000 shares of Common Stock has been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of Shareholders, each Non-Employee Director elected is automatically granted an option to purchase 12,000 shares of Common Stock. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 2006 Annual Meeting, Directors Bonfield, Congdon, Fiebiger, McDonough, McManus, and Richardson were automatically granted an option for 12,000 shares each at an exercise price of $13.20. All options have a ten-year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The Compensation Committee administers the 1987 Plan.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

SHAREHOLDER PROPOSALS

The Company’s bylaws and SEC rules contain provisions governing when notice of a shareholder proposal must be received by the Company to be submitted at a meeting of shareholders or included in the Company’s proxy statement. The Company’s bylaws require that notice of a shareholder proposal or director nomination be received at the Company’s principal executive office no later than February 17, 2007 to be considered at the 2007 Annual Meeting of Shareholders. SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than December 19, 2006.

By Order of the Board of Directors

Dean Freed

Vice President, General Counsel and Secretary

October 30, 2006

EXHIBIT A

MENTOR GRAPHICS CORPORATION

1982 STOCK OPTION PLAN1

Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of officers and key employees. Mentor Graphics believes that by affording such employees the opportunity to purchase shares in Mentor Graphics it will enhance its ability to attract and retain such employees and will provide an incentive for them to exert their best efforts on its behalf.

The Plan is as follows:

1.	Shares Subject to the Plan [Option].

1.1 Options and other awards granted under this Plan shall be for authorized but unissued or reacquired common stock of Mentor Graphics.

1.2 Options may be granted under paragraph 4 of the Plan, [and] stock appreciation rights may be granted under paragraph 8.2 of the Plan, restricted stock and restricted stock units may be granted under paragraph 9 of the Plan, and Performance-based Awards (as defined in paragraph 10 below) may be granted under paragraph 10 of the Plan for a total of not more than 32,670,000 [27,670,000] shares of common stock, subject to adjustment under paragraph 11[9]. Shares subject to options, [and] to stock appreciation rights granted under paragraph 8.2, to restricted stock units, and to Performance-based Awards that are terminated or expire without being exercised, other than options that are surrendered on exercise of a stock appreciation right granted under paragraph 8.1, shall be added to the shares remaining for future awards under the Plan.[options and stock appreciation rights.] If shares issued as restricted stock under paragraph 9 or pursuant to Performance-based Awards under paragraph 10 are forfeited to Mentor Graphics or repurchased by Mentor Graphics at original cost, the number of shares forfeited or repurchased shall be added to the shares remaining for future awards under the Plan.

1.3 No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 500,000 shares of common stock in any calendar year.

2.	Effective Date; Duration.

This Plan shall be effective January 1, 1982 and shall continue until all shares available for issuance under the Plan have been issued, unless sooner terminated by the Board of Directors of Mentor Graphics (Board of Directors). Expiration or termination of the Plan shall not affect outstanding options, bonus rights, [or] stock appreciation rights, restricted stock, restricted stock units or Performance-based Awards.

3.	Administration.

3.1 The Plan shall be administered by a compensation committee appointed by the Board of Directors (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

3.2 The Committee shall have general responsibility to interpret and administer the Plan. Any decision by the Committee shall be final and bind all parties. Notwithstanding the foregoing, the Committee’s exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a

[1]	Bold matter is new; matter in [brackets and italics] is proposed to be deleted.

Change in Control (as defined in paragraph 7.2). The Committee shall keep adequate records of options, bonus rights, [and] stock appreciation rights, restricted stock, restricted stock units and Performance-based Awards granted under the Plan and shall be responsible for communication with award recipients[optionees].

3.3 No Committee member shall participate in the decision of any question relating exclusively to an option, bonus right, [or] stock appreciation right, restricted stock award or Performance-based Award granted to the member.

4.	Grant of Options.

4.1 Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options other than incentive stock options (nonqualified stock options). No incentive stock options may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

4.2 Options may be granted to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics and may be granted in substitution for outstanding options of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional options may be granted to existing optionees and may be granted in exchange for outstanding options.

4.3 The Committee shall designate persons to receive grants, and as to each option shall specify the number of shares, the option price and term, the time or times at which the option may be exercised, whether the option is an incentive stock option or a nonqualified stock option and all other terms and conditions of the option.

4.4 No employee may be granted incentive stock options under the Plan such that the aggregate fair market value, on the date of grant, of the shares with regard to which incentive stock options are exercisable for the first time by that employee during any calendar year under the Plan and under any other stock option plan of Mentor Graphics or any parent or subsidiary of Mentor Graphics exceeds $100,000. Fair market value shall be determined under subparagraph 5.1(c) as of the date of each grant.

5.	Option Terms.

5.1 The option price shall be fixed by the Committee as follows:

(a) Subject to (b) the option price for an incentive stock option shall be not less than the fair market value of the shares on the date of grant. The option price for a nonqualified stock option shall be not less than 50% of the fair market value of the shares on the date of grant.

(b) If the optionee at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of Mentor Graphics, the option price for an incentive stock option shall be not less than 110 percent of the fair market value of the shares on the date of grant. Stock owned by the optionee shall include for this purpose, and for purposes of paragraph 5.2, stock attributed to the optionee pursuant to applicable provisions of the Code.

(c) “Fair market value” means an amount determined by, or in an manner approved by, the Committee. The Committee may appoint and rely on one or more qualified independent appraisers to value the stock or use such other evaluation as it considers appropriate.

5.2 The Committee shall fix a time limit of not over 10 years after the date of grant for exercise of an incentive stock option. The Committee shall fix a time limit of not over 10 years plus seven days after the date of grant for exercise of a nonqualified stock option. For a more than 10 percent shareholder the maximum limit for exercise of an incentive stock option shall be five years. The Committee may make the option exercisable in full immediately or in graduated amounts over the option term.

5.3 The option shall be evidenced by a stock option agreement executed by Mentor Graphics and the optionee in a form prescribed by the Committee.

5.4 The option may not be assigned or transferred except (a) on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act or (b) with respect to nonqualified options, as otherwise approved by the Committee. The option may be exercised only by the optionee or by a successor or representative after death, except as otherwise approved by the Committee with respect to nonqualified options.

5.5 Unless otherwise determined by the Committee, if an officer of Mentor Graphics subject to Section 16 of the Securities Exchange Act of 1934 (1934 Act) exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

6.	Bonus Rights.

6.1 The Committee may grant bonus rights in connection with nonqualified stock options granted under the Plan. Bonus rights may be granted with the related option or at a later time. A bonus right may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Committee may prescribe.

6.2 A bonus right will entitle an optionee to a cash bonus in connection with the exercise in whole or in part of the related option. Subject to paragraph 6.3, the amount of the bonus shall be determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related option exceeds the option price. The cash bonus will be payable within 30 days following the date as of which its amount is determined. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c). The bonus percentage applicable to a bonus right shall be determined by the Committee, but shall in no event exceed 100 percent.

6.3 The Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right.

7.	Acceleration Upon Change in Control.

7.1 The Committee may grant acceleration rights to holders of options or stock appreciation rights which will provide that the options or stock appreciation rights will become exercisable in full for the remainder of their terms upon the occurrence of a Change in Control. Acceleration rights may be granted with an option or stock appreciation right or at a later time by amendment of outstanding options or stock appreciation rights.

7.2 “Change in Control” means the occurrence of any of the following events, unless prior to the occurrence of the event, the Committee determines that the specific event shall not be considered a Change in Control:

(a) the shareholders of Mentor Graphics shall approve:

(i) any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics’ common stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Mentor Graphics; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of Mentor Graphics;

(b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or elected by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c) any person (as such term is used in Section 13(d) of the 1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Mentor Graphics ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

8.	Stock Appreciation Rights.

8.1 (a) The Committee, in its sole discretion, may grant both “general” and “limited” stock appreciation rights with all or any part of an incentive stock option or a nonqualified stock option granted under the Plan. Stock appreciation rights may be granted with the related option or at any later time during the term of the option.

(b) A general stock appreciation right granted with all or any part of an option shall be exercisable only at the time or times established by the Committee and only to the extent that the related option could be exercised. A limited stock appreciation right shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the 1934 Act; provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. The shares subject to an option or portion thereof that is surrendered upon exercise of a stock appreciation right shall not be available for future option or stock appreciation rights grants under the Plan.

(c) Each stock appreciation right granted with all or any part of an option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the option price per share under the related option, multiplied by the number of shares covered by the related option or portion of the related option.

(d) The terms of a limited stock appreciation right granted with a nonqualified stock option may provide, if so determined by the Committee, that the fair market value of the common stock for purposes of subparagraph 8.1(c) shall be equal to the higher of:

(i) the highest reported sales price of the common stock during the 60-day period ending on the date the limited stock appreciation right is exercised;

(ii) the highest per share price paid for shares of common stock purchased in any tender or exchange offer during the 60 calendar days preceding the exercise of the limited stock appreciation right;

(iii) the fixed or formula price to be received by holders of shares of common stock in or as a result of any transaction described in subparagraph 7.2(a) if such price is determinable on the date of exercise, provided that any securities or other property that are part of the fixed or formula price shall be valued at the highest valuation placed on the securities or property in any communication to the shareholders of Mentor Graphics by any party to the transaction; and

(iv) the highest price per share shown on a Schedule 13D, or any amendment thereto, filed by the holder or holders of the specified percentage of common stock whose acquisition gives rise to the exercisability of the limited stock appreciation right.

8.2 (a) The Committee may grant general stock appreciation rights without related options under the Plan to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics. Such stock appreciation rights may be granted in substitution for outstanding stock appreciation rights of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional stock appreciation rights may be granted to existing holders of stock appreciation rights and may be granted in exchange for outstanding stock appreciation rights.

(b) The Committee shall designate persons to receive grants of stock appreciation rights, and as to each stock appreciation right shall specify the number of shares, the stock appreciation right price, the term, the time or times at which the stock appreciation right may be exercised and all other terms and conditions of the stock appreciation right. The stock appreciation right price shall not be less than 50% of the fair market value of the shares on the date of grant.

(c) Each stock appreciation right granted without a related option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the stock appreciation right price, multiplied by the number of shares covered by the stock appreciation right or portion thereof that is exercised. The shares subject to a stock appreciation right or portion thereof that is exercised shall not be available for future option or stock appreciation right grants under the Plan.

8.3 (a) Payment upon exercise of a general stock appreciation right by Mentor Graphics may be made in shares of Mentor Graphics common stock valued at fair market value, or in cash, or partly in shares and partly in cash. The Committee shall either specify the form of payment or retain the power to disapprove any election by a holder to receive cash on exercise of a stock appreciation right. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c).

(b) Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

8.4 No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Committee, the number of shares may be rounded to the next whole share.

8.5 Stock appreciation rights will be subject to such rules, terms, and conditions, and shall be evidenced by an agreement in such form, as the Committee may prescribe prior to the occurrence of a Change in Control.

8.6 Stock appreciation rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Stock appreciation rights may be exercised only by the holder or by a successor or representative after death.

8.7 Unless otherwise determined by the Committee, no stock appreciation right may be exercised by an officer of Mentor Graphics subject to Section 16 of the 1934 Act during the first six months following the date of grant.

9.	Restricted Stock and Restricted Stock Units.

9.1 The Committee may issue up to an aggregate of 5,000,000 shares (i) as restricted stock under this paragraph 9, (ii) pursuant to restricted stock units under this paragraph 9, and (iii) as Performance Shares (as defined in paragraph 10 below). Restricted stock and restricted stock units may be issued under the Plan to any officer or key employee of Mentor Graphics or any subsidiary of Mentor Graphics for any consideration (including promissory notes and services) determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by Mentor Graphics and forfeiture of the shares issued, together with any other restrictions determined by the Committee.

9.2 All restricted stock and restricted stock units issued pursuant to this paragraph 9 shall be subject to an award agreement, which shall be executed by Mentor Graphics and the recipient. The award agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates, if any, representing the shares shall bear any legends required by the Committee.

9.3 Mentor Graphics may require any recipient of restricted stock or restricted stock units to pay to Mentor Graphics in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, Mentor Graphics or its subsidiary may withhold that amount from other amounts payable by Mentor Graphics or the subsidiary to the recipient, including salary, subject to applicable law. With the consent of the Committee, a recipient may satisfy this obligation, in whole or in part, by instructing Mentor Graphics to withhold from any shares to be issued or by delivering to Mentor Graphics other shares of common stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock or restricted stock units, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the award.

10.	Performance-Based Awards.

The Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (Performance-based Awards) to any officer or key employee of Mentor Graphics or any subsidiary of Mentor Graphics. The Committee may issue up to an aggregate of 5,000,000 shares as (i) Performance Shares under this paragraph 10, and (ii) restricted stock under paragraph 9. Performance-based Awards shall be denominated at the time of grant either in common stock (Stock Performance Awards) or in dollar amounts (Dollar Performance Awards). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in common stock (Performance Shares), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

10.1 Award Period. The Committee shall determine the period of time for which a Performance-based Award is made (Award Period).

10.2 Performance Goals and Payment. The Committee shall establish in writing objectives (Performance Goals) that must be met by Mentor Graphics, or any subsidiary, division or other unit of Mentor Graphics (Business Unit) during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to

Mentor Graphics or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, bookings, operating income, operating expenses, cash flows, increases in market share or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 10.4). The Committee may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be delivered to the recipient at the time of the award as restricted stock subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

10.3 Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

10.4 Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of common stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.

10.5 Tax Withholding. Each recipient who has received Performance Shares shall, upon notification of the amount due, pay to Mentor Graphics in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the recipient fails to pay the amount demanded, Mentor Graphics or its subsidiary may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Committee, a recipient may satisfy this obligation, in whole or in part, by instructing Mentor Graphics to withhold from any shares to be received or by delivering to Mentor Graphics other shares of common stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

10.6 Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of common stock reserved for award under the Plan. The number of shares of common stock reserved for award under the Plan shall be reduced by the number of shares delivered to the recipient upon payment of an award.

11[9].	Changes in Capital Structure.

If any change is made in the outstanding common stock without Mentor Graphics’ receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the common stock, a corresponding change shall be made in the number of shares remaining available for awards under the Plan and in all other share amounts set forth in the Plan, [grants of options or stock appreciation rights under paragraph 1,] disregarding fractional shares, without any further approval of the shareholders. The adjustment shall be made by the Committee whose determination shall be conclusive.

12[10].	Amendment or Termination of the Plan.

12[10].1 The Board of Directors may amend or terminate this Plan at any time subject to paragraph 12[10].2.

12[10].2 Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would:

(a) Increase the total number of shares available for awards under the Plan or the total number of shares permitted to be issued under restricted stock awards, restricted stock units or Performance-based Awards; [options or stock appreciation rights;]

(b) Increase the maximum option term; or

(c) Modify the requirements for eligibility under the Plan.

MENTOR GRAPHICS CORPORATION

Special Meeting, November 29, 2006

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned’s behalf all shares which the undersigned may be entitled to vote at a Special Meeting of shareholders of Mentor Graphics Corporation on November 29, 2006 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Proposal to amend the Company’s 1982 Stock Option Plan to (a) increase the number of shares reserved for issuance under the plan and (b) provide for a limited number of full-value awards available under the plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE ABOVE MEASURE.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR APPROVAL OF PROPOSAL NO. 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Date: , 2006	Shares:

Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.

YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE NOVEMBER 29, 2006.